UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2004

Inveresk Research Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-49765	43-1955097

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11000 Weston Parkway, Cary, NC 27513

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s Telephone Number, Including Area Code: (919) 460-9005

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

On April 2, 2004, Inveresk Research Group, Inc. (the “Company”) filed a Prospectus Supplement, dated March 31, 2004, to the Prospectus dated March 9, 2004, included as part of the Company’s Registration Statement on Form S-3 (File No. 333-113413) (the “Registration Statement”), relating to the offering of 5,000,000 shares of the Company’s common stock by certain of the Company’s stockholders. The form of Underwriting Agreement that is expected to be used in connection with that offering is attached hereto as Exhibit 1. Pursuant to Item 601(b)(1) of Regulation S-K, that exhibit is intended to be incorporated by reference into the Registration Statement.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Financial Statements — None

(b)	Pro Forma Financial Information — None

(c)	Exhibits

1	-	Form of Underwriting Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2004	INVERESK RESEARCH GROUP, INC.

	By:	/s/ D.J. Paul E. Cowan

D.J. Paul E. Cowan
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.
1	-	Form of Underwriting Agreement